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                    EXHIBIT 10.6 - DEFERRED COMPENSATION PLAN
                            OF ERIE INDEMNITY COMPANY
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)

                                   ARTICLE ONE

                                  INTRODUCTION

This Deferred Compensation Plan (the "Plan") is an unfunded, non-qualified, deferred compensation arrangement created for a select group of management and highly compensated employees of the Company and its Affiliates.

The Plan has been amended from time to time and was last amended and restated effective January 1, 1997.

Effective as of December 31, 2000, the Supplemental 401(k) Plan has been merged into the Plan. Deferred compensation credited on behalf of eligible employees under the Supplemental 401(k) Plan shall be credited under the Plan effective January 1, 2001 and shall be payable under the terms of the Plan as in effect on the date payments are to commence hereunder.

This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan and the Supplemental 401(k) Plan. This amendment and restatement is generally effective as of January 1, 2001. However, certain provisions of this amendment and restatement are effective as of some other date. The provisions of this amendment and restatement with stated effective dates prior to January 1, 2001, shall be deemed to amend the corresponding provisions, if any, of the Plan or the Supplemental 401(k) Plan as in effect before this amendment and restatement and all amendments thereto as of such dates. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan or the Supplemental 401(k) Plan as in effect on the date of the event.

                                   ARTICLE TWO

                                   DEFINITIONS

The following words or phrases are defined terms whenever they appear in the
Plan:

2.1 "Administrator" shall mean the person or committee, appointed by the Chief Executive Officer of the Company, who shall be responsible for the functions assigned to him under the Plan.

2.2 "Affiliate" shall mean a corporation or partnership in which more than 50% of the equity is owned directly or indirectly by the Company including, without limitation, the following: Erie Family Life Insurance Company, Erie Insurance Company, EI Holding Corp., EI Service Corp., Erie Insurance Company of New York, Erie Insurance Property & Casualty Company and Flagship City Insurance Company.


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2.3 "Amendment Form" shall mean the Deferred Compensation Agreement Amendment
Form described in Section 5.3.

2.4 "Board of Directors" shall mean the Board of Directors of the Erie Indemnity Company.

2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.6 "Committee" shall mean the Executive Compensation Committee of the Board of Directors or its successor as designated by the Board of Directors.

2.7 "Company" shall mean the Erie Indemnity Company, a Pennsylvania business corporation.

2.8 "Compensation" shall mean "Compensation" as defined under the Qualified Plan provided, however, that for purposes of the Plan, any limitation on recognized Compensation under Section 401(a)(17) of the Code shall be ignored. Except as otherwise specified by the Board of Directors, any change in the definition of Compensation under the Qualified Plan (other than a change related to Section 401(a)(17) of the Code) shall automatically be considered a change to the Plan, effective as of the effective date of change under the Qualified Plan, and the Plan shall thereafter be administered in accordance with such change.

2.9 "Deferred Compensation Account" shall mean the bookkeeping account described in Section 4.1.

2.10 "Election Form" shall mean the Deferred Compensation Plan Election Form described in Section 3.2 and/or such form described in Section 3.3.

2.11 "Participant" shall mean each employee of the Company or an Affiliate who participates in the Plan in accordance with the terms and conditions of the Plan.

2.12 "Plan" shall mean the Deferred Compensation Plan of Erie Indemnity Company, as the same incorporates, for periods on and after January 1, 2001, the Erie Insurance Group Supplemental 401(k) Plan, including any amendments hereto.

2.13 "Plan Year" shall mean the plan year applicable under the Qualified Plan. Any change in plan year under the Qualified Plan shall automatically be considered a change to the Plan, effective as of the effective date of change under the Qualified Plan.

2.14 "Qualified Plan" shall mean the Erie Insurance Group Employee Savings Plan, as amended.

2.15 "Supplemental Company Contribution" shall mean the contribution credit described in Section 4.3(b) and determined in reference to a formula set forth in the Qualified Plan. Except as otherwise specified by the Board of Directors, any change in the employer matching contribution formula under the Qualified Plan shall automatically be considered a change to the Plan, effective as of the effective date of change under the Qualified Plan, and the Plan shall thereafter be administered in accordance with such change.



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2.16 "Supplemental Employee Contribution" shall mean the contribution credit described in Section 4.3(a) and determined in reference to a formula set forth in the Qualified Plan. Except as otherwise specified by the Board of Directors, any change in the elective contribution formula under the Qualified Plan shall automatically be considered a change to the Plan, effective as of the effective date of change under the Qualified Plan, and the Plan shall thereafter be administered in accordance with such change.

2.17 "Supplemental 401(k) Plan" shall mean the Erie Insurance Group Supplemental 401(k) Plan, as amended. Effective as of December 31, 2000, the Supplemental 401(k) Plan has been merged into, and continued under, the Plan.

2.18 "Valuation Date" shall mean the close of business as of each business day.

                                  ARTICLE THREE

                          ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY

The individuals who are eligible to participate in the Plan are those employees selected by the Committee. The Committee shall make its selection of employees eligible to participate at a meeting held at least 30 days before January 1 of the year next beginning or at such special meetings called for the purpose of determining the eligibility of new employees hired by the Company or its Affiliates.

The Committee, in its sole discretion, shall determine to what extent an employee shall be eligible to participate under the provisions of Section 4.2 and/or Section 4.3 hereof. Except as otherwise provided by the Committee, an employee who has been selected by the Committee as eligible to participate under
Section 4.2 and/or Section 4.3 of the Plan shall continue such eligibility from year to year of his employment with the Company or Affiliate, regardless of whether the employee elects to participate or not, unless the Committee, in its discretion, terminates all or part of that employee's eligibility. Acting in its sole discretion, the Committee may divide eligible employees into groups and specify different Plan features (such as maximum levels of participation) for each group.

3.2 PARTICIPATION UNDER DEFERRED COMPENSATION PROVISIONS

An employee who is eligible under the provisions of Section 3.1 to participate under the provisions of Section 4.2 may elect to participate, alter the extent of his participation, or suspend or terminate his participation by delivering a properly completed and executed Election Form to the Administrator. This form shall specify:

      a) The amount of annual salary to be deferred and/or the amount of any bonus to be deferred;

      b) The Participant's investment designation in accordance with Section
         4.5;



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      c) The method by which the amounts credited to his Deferred Compensation
         Account are to be paid;

      d) The date at which payment of the amounts credited to his Deferred Compensation Account is to occur (in the event of a lump sum distribution) or commence (in the event of a form of distribution other than a lump sum); and

      e) The beneficiary designated by the Participant to receive payment of the amounts credited to his Deferred Compensation Account in the event the Participant dies before distribution of the amounts credited to his Deferred Compensation Account is completed.

The election under paragraph (a) shall be irrevocable with respect to the calendar year to which it applies. The election under paragraph (b) may be changed as provided in Section 4.5 and shall be subject to the provisions of
Section 3.4. The elections under paragraphs (c) and (d) shall be irrevocable except as provided in Section 5.3 hereof and shall be subject to the provisions of Section 3.4. The election under paragraph (e) may be changed by the Participant at any time by delivering a new designation of beneficiary to the Administrator, on such form or forms as may be satisfactory to the Administrator. A designation of beneficiary shall be subject to the provisions of Section 3.4. A Participant's beneficiary designation shall be considered revoked in the event that the primary beneficiary and all contingent beneficiaries selected by a Participant die prior to the Participant.

3.3 PARTICIPATION UNDER SUPPLEMENTAL 401(k) PROVISIONS

Effective January 1, 2001, an employee who is eligible under the provisions of
Section 3.1 to participate under the provisions of Section 4.3 may elect to participate, alter the extent of his participation, or suspend or terminate his participation by delivering a properly completed and executed Election Form to the Administrator. This form shall specify:

      a) The amount of his future Compensation to be deferred;

      b) The Participant's investment designation in accordance with Section
         4.5;

      c) The method by which amounts credited to his Deferred Compensation Account are to be paid;

      d) The date at which payment of the amounts credited to his Deferred Compensation Account is to occur (in the event of a lump sum distribution) or commence (in the event of a form of distribution other than a lump sum); and

      e) The beneficiary designated by the Participant to receive payment of the amounts credited to his Deferred Compensation Account in the event the Participant dies before distribution of the amounts credited to his Deferred Compensation Account is completed.



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The election under paragraph (a) shall be irrevocable with respect to the calendar year to which it applies. The election under paragraph (b) may be changed as provided in Section 4.5 and shall be subject to the provisions of
Section 3.4. The elections under paragraphs (c) and (d) shall be irrevocable except as provided in Section 5.3 hereof and shall be subject to the provisions of Section 3.4. The election under paragraph (e) may be changed by the Participant at any time by delivering a new designation of beneficiary to the Administrator, on such form or forms as may be satisfactory to the Administrator. A designation of beneficiary shall be subject to the provisions of Section 3.4. A Participant's beneficiary designation shall be considered revoked in the event that the primary beneficiary and all contingent beneficiaries selected by a Participant die prior to the Participant.

3.4 COORDINATION OF ELECTIONS

Notwithstanding any provision of this Article Three to the contrary, an employee who is eligible to participate under the provisions of Sections 4.2 and 4.3 and who elects to participate under both Sections shall be required to coordinate and combine certain elections (stated below) into a single election that shall be applicable both to salary and/or bonuses deferred under Section 4.2 and Compensation deferred under Section 4.3. The elections that shall be coordinated into a single election under this Section 3.4 are:

      a) A Participant's investment designation described in Sections 3.2(b) and 3.3(b);

      b) A Participant's method of payment election described in Sections 3.2(c) and 3.3(c);

      c) A Participant's election regarding the time payment is made or commences, as described in Sections 3.2(d) and 3.3(d); and

      d) A Participant's beneficiary designation described in Sections 3.2(e) and 3.3(e).

The effective date of this Section 3.4 with respect to any Participant shall be the effective date of the Participant's initial deferral under Section 4.2 or his initial deferral under Section 4.3, whichever is later.

3.5 EFFECTIVE DATE FOR PARTICIPATION

The effective date for participation in the Plan by an employee who is eligible shall be the first day of the calendar year next beginning after the date the Administrator receives the employee's Election Form. The effective date for participation in the Plan by a newly hired employee who is eligible shall be the date that he begins active employment with the Company or an Affiliate as long as the Administrator has received the employee's Election Form prior to this date. The deferral of a Participant's salary under Section 4.2 and/or the deferral of a Participant's Compensation under Section 4.3 shall begin or end, as appropriate, as of the first day of the full pay period coincident with or next following the effective date of his participation as described in this paragraph. The deferral of any Participant bonus under Section 4.2 shall be effective as of the date such bonus would otherwise be payable to the Participant.


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                                  ARTICLE FOUR

                              COMPENSATION DEFERRED

4.1 DEFERRED COMPENSATION ACCOUNT

A deferred compensation account shall be established for each employee who becomes a Participant in the Plan. Effective January 1, 2001, the compensation each Participant elects to defer under Section 4.2 and/or any Supplemental Employee Contributions and Supplemental Company Contributions under Section 4.3 as well as hypothetical interest earned on such deferred compensation shall be maintained in this "Deferred Compensation Account." This Deferred Compensation Account shall be kept only for bookkeeping and accounting purposes and no Company funds shall be transferred or designated to this account.

Effective as of December 31, 2000, the separate accounts maintained on behalf of a Participant under the Supplemental 401(k) Plan shall be merged into the Deferred Compensation Account hereunder. Any election made with respect to such separate accounts that is in effect as of December 31, 2000 shall be deemed to apply to the entire balance of the Participant's Deferred Compensation Account on or after January 1, 2001 unless the Participant has previously made a valid election applicable to the Deferred Compensation Account maintained on his behalf and such election remains in effect as of January 1, 2001. A Participant may choose to change or amend elections applicable to Deferred Compensation Accounts in the manner provided in Sections 4.5 and 5.3.

4.2 AMOUNT OF SALARY/BONUS DEFERRAL

An employee who is eligible to participate under the provisions of this Section
4.2 may elect to defer receipt of up to 25% of his annual salary for services as an employee of the Company or an Affiliate. In addition to, or in lieu of, a deferral of annual salary, a Participant may elect to defer receipt of up to 100% of any bonus to be payable by the Company or an Affiliate. Such elections shall be made by the end of the calendar year which precedes the calendar year in which the deferral election is effective. Compensation deferred under this
Section 4.2 shall be credited to the Participant's Deferred Compensation Account on the date such compensation would otherwise have been payable to the Participant.

4.3 AMOUNT OF SUPPLEMENTAL 401(k) CONTRIBUTIONS

      a) Effective January 1, 2001 an employee who is eligible to participate under the provisions of this Section 4.3 may elect to have Supplemental Employee Contributions made to the Plan on his behalf. An eligible employee shall elect to participate in the Plan within such time and in accordance with such means as are designated by the Administrator. The amount of Supplemental Employee Contribution credited hereunder with respect to a participating employee for any given year shall be determined by the Administrator, in its discretion, and shall be in reference to the amount by which the elective contributions made on behalf of such employee for such year under the Qualified Plan is limited by the application of Section 402(g) of the Code.



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      b) Effective January 1, 2001, in the event that the allocation of employer matching contributions under the Qualified Plan on behalf of a Participant is limited for any given Plan Year due to the limitation on elective contributions made on such Participant's behalf under the Qualified Plan under Section 402(g) of the Code, the amount by which such employer matching contributions are limited shall be determined by the Administrator, in its discretion, and such amount shall be credited under the Plan as a matching contribution on Supplemental Employee Contributions and shall be designated as Supplemental Company Contributions.

      c) Compensation deferred under this Section 4.3 shall be credited to the Participant's Deferred Compensation Account as of the date such compensation would otherwise have been treated as a contribution allocation under the Qualified Plan.

4.4 HYPOTHETICAL INTEREST

Deferred compensation is assumed to earn interest and this hypothetical interest shall be credited as of each Valuation Date on the amount shown in each Participant's Deferred Compensation Account on such Valuation Date in accordance with the valuation procedure adopted by the Administrator. The hypothetical interest to be credited to each Participant shall be determined by the Administrator and computed in reference to the appreciation or depreciation experienced since the immediately preceding Valuation Date by the hypothetical investment funds which the Administrator may offer to Participants under Section 4.5.

The crediting of hypothetical interest shall occur so long as there is a balance in the Participant's Deferred Compensation Account regardless of whether the Participant has terminated employment with the Company or Affiliates or has died. The Administrator may prescribe any reasonable method or procedure for the accounting of hypothetical interest.

4.5 PARTICIPANT INVESTMENT DESIGNATION

      a) A Participant (and any eligible employee first electing to participate in the Plan) shall designate on such form or forms as may be satisfactory to the Administrator, that portion of his compensation to be deferred under Sections 4.2 and 4.3 and, separately, that portion of any existing Deferred Compensation Account maintained on his behalf which shall be credited with hypothetical interest in reference to each of the hypothetical investment funds that may be offered by the Administrator, in the discretion of the Administrator. Such designations shall specify, in 1% increments, the percentages to be credited in reference to each of the hypothetical investment funds offered. Such designations shall remain in effect until the Participant submits a new designation within such time and in accordance with such means as is determined pursuant to a uniform policy adopted by the Administrator. Under such policy, the new designations shall be effective as of a given date specified by the Administrator. In the event a Participant fails to make an effective designation under this


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         Section 4.5(a), the Administrator, acting in its discretion, shall make such designation on behalf of the Participant.

      b) In accepting participation in the Plan, a Participant agrees on behalf of himself and his beneficiary(ies) to assume all risk in connection with any decrease in value of the hypothetical investment funds in reference to which hypothetical interest is credited to the Participant's Deferred Compensation Account. The Company, the Affiliates and the Administrator shall not be liable to any Participant or beneficiary for the under-performance of any hypothetical investment fund offered under the Plan.

      c) The Administrator may, in its discretion, offer additional hypothetical investment funds to Participants and may cease to offer any such fund at such time as it deems appropriate. In the event the Administrator decides to discontinue offering an investment fund under the Plan, those Participants on whose behalf hypothetical interest is then being credited on the basis of the discontinued hypothetical investment fund shall be required to designate, from such selection of funds as may be offered by the Administrator, a fund or funds as a replacement for the investment fund being discontinued. Such designation shall be made in accordance with Section 4.5(a) hereof. Hypothetical interest credited on behalf of any Participant who is affected by the discontinuation of a hypothetical investment fund but who fails to make the replacement designation provided in this Section 4.5(c) shall mirror, to the extent of the Participant's interest in such discontinued fund, such hypothetical investment fund or funds as the Administrator may choose in its discretion.

      d) Title to and beneficial ownership of any assets which the Company or any Affiliate may earmark to pay the contingent deferred compensation hereunder shall at all times remain in the Company or Affiliate. The Participant, his beneficiary(ies) and any heirs, successors and assigns shall not have any legal or equitable right, interest or control over or any property interest whatsoever in any specific assets of the Company or any Affiliate or related entity on account of having an interest under the Plan. Any and all of the Company's assets, and any life insurance policies, annuity contracts or the proceeds therefrom which may be acquired by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company. In no event shall the Company or any Affiliate be required to purchase any specific shares or interest in any investment fund.


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4.6 STATEMENTS

Statements will be sent to each Participant as to the balance of his Deferred Compensation Account at least once each calendar year.

                                  ARTICLE FIVE

                        PAYMENT OF DEFERRED COMPENSATION

5.1 PAYMENT

Upon termination of employment with the Company and all Affiliates, the balance of the Participant's Deferred Compensation Account shall be paid to him according to the method and at the times selected by the Participant in his Election Form or, if applicable, in the most recent, properly executed and effective Amendment Form which the Participant has delivered to the Administrator prior to the Participant's termination of employment.

5.2 METHODS OF PAYMENT

The Participant may elect any of the following methods of payment of his Deferred Compensation Account:

      a) A lump sum distribution;

      b) Payments in approximately equal annual installments for a period not to exceed 10 years;

      c) Payments in approximately equal monthly installments for a period not to exceed 10 years; and

      d) Payment of a dollar amount or percentage (as specified by the Participant) of the Participant's Deferred Compensation Account in the form of a single sum payment with the balance of such Account being paid under either the method described in Section 5.2(b) or the method described in Section 5.2(c). (Available for elections on and after November 16, 2000.)

In the event the Participant dies before receiving the entire distribution owed to him, the balance in the Participant's Deferred Compensation Account on his date of death shall be paid as soon as practicable in a lump sum to the beneficiary designated by the Participant in the most recent, properly executed, beneficiary designation which the Participant has delivered to the Administrator prior to the Participant's death. If no beneficiary designation is in effect on the death of the Participant, the balance in the Participant's Deferred Compensation Account shall be paid to the estate of the Participant.


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5.3 AMENDMENT TO PAYMENT ELECTION

A Participant who is employed by the Company or an Affiliate may request to defer the date at which payment of his Deferred Compensation Account will occur (or commence) and may request a change in his elected method of payment by submitting an Amendment Form to the Administrator which indicates the period of additional deferral and/or the desired method of payment; provided, however:

      a) Such request of additional deferral or alternative method of payment shall be subject to the Administrator's power, to be exercised at Administrator's discretion, to direct that payment of the Participant's Deferred Compensation Account will occur or commence, or will be paid under a method, in accordance with the Participant's election(s) on a previously delivered Amendment Form or on the Participant's Election Form; and

      b) In no event shall any requested additional deferral or alternative method of payment become effective unless the Amendment Form evidencing such request is submitted to, and approved by, the Administrator at least twelve months prior to the date payment of the Deferred Compensation Account would otherwise have occurred or commenced under the Election Form or Amendment Form in effect on the date the Participant requests the additional deferral or alternative method of payment.

5.4 EMERGENCY CIRCUMSTANCES

Notwithstanding any other provision of this Plan, if the Committee determines, after consideration of a Participant's application, that the Participant has a financial necessity of such a substantial nature that a current payment of compensation deferred under this Plan is warranted, the Committee may in its sole and absolute discretion direct that all or a portion of the Participant's Deferred Compensation Account balance be paid to him. The payment shall be made in the manner and at the times specified by the Committee for payment; provided, however, such payment shall not be in excess of that amount which is, in the discretion of the Committee, required to satisfy the financial necessity.

                                   ARTICLE SIX

                          AMENDMENT AND DISCONTINUANCE

The Company expects to continue the Plan indefinitely, but reserves the right to amend or discontinue the Plan at any time, if, in its sole judgment, such amendment or discontinuance is necessary or desirable. Any such amendment or discontinuance shall be made pursuant to a resolution of the Board of Directors and shall be effective as of the date specified in such resolution. Without a consent of the Participant, no amendment or discontinuance of the Plan shall adversely affect the balance of a Participant's Deferred Compensation Account at the time of amendment or discontinuance. In the event of a discontinuance of the Plan, the Company (or


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any transferee, or successor entity of the Company) shall be obligated to pay
Deferred Compensation Account balances to Participants and beneficiaries at such time or times and in such forms as provided under the terms of the Plan.

                                  ARTICLE SEVEN

                               GENERAL PROVISIONS

7.1 NO EFFECT ON EMPLOYMENT RIGHTS

Nothing contained herein shall be construed as creating any contract of employment between the Company or any Affiliate and any Participant nor shall any provision hereof confer upon any Participant the right to be retained in the service of the Company or any Affiliate nor limit the right of the Company or any Affiliate to discharge or otherwise deal with Participants without regard to the existence of the Plan.

7.2 GENERAL CONTRACTUAL OBLIGATION

It is the intent of this Plan, and each Participant understands, that no trust has been created for his or her benefit and that no Participant has any interest in any asset of the Company, any Affiliate or any related entity. The Company's obligation to pay to the Participant the sums deferred together with any interest thereon is a general contract obligation. Nothing contained in the Plan shall constitute a guaranty by the Company, any Affiliate, or any other entity or person that the assets of the Company will be sufficient to pay these amounts. The status of the Participant is that of an unsecured creditor to the extent of the total amount of his compensation deferred plus hypothetical interest credited as above described.

7.3 BINDING ON COMPANY, PARTICIPANTS AND THEIR SUCCESSORS

The Plan shall be binding upon and inure to the benefit of the Company and Affiliates, their successors and assigns and Participants and their heirs, executors, administrators and legal representatives. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or transfer, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.

7.4 SPENDTHRIFT PROVISIONS

The interest of a Participant or his beneficiary under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, either voluntarily or involuntarily, prior to actual receipt thereof by the payee; any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such interest herein prior to such receipt shall be void. Deferred Compensation Accounts hereunder shall not be subject to garnishment, attachment or other legal or equitable process nor shall they be an asset in bankruptcy; provided, however, that no amount shall be payable from this Plan to a Participant,


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or any person claiming by or through a Participant, unless and until any and all amounts representing debts or other obligations owed to the Company or any Affiliate by the Participant have been fully paid and satisfied. Neither the Company nor any Affiliate shall be liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person who has a Deferred Compensation Account maintained on his behalf under the Plan.

7.5 DISCLOSURE

Each Participant, upon his written request, shall receive a copy of the Plan and the Administrator will make available for inspection by any Participant a copy of any written rules and regulations used by the Administrator in administering the Plan.

7.6 GOVERNING LAW

The Plan is established under and will be construed according to the laws of the Commonwealth of Pennsylvania to the extent that such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

7.7 INCAPACITY OF RECIPIENT

In the event a Participant or beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any Deferred Compensation Account under the Plan to which such Participant, or beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided hereinabove, when the Administrator, in its sole discretion, determines that a Participant or beneficiary is unable to manage his financial affairs, the Administrator may direct the Company to make distribution(s) from the Deferred Compensation Account maintained on behalf of such Participant or beneficiary to any one or more of the spouse, lineal ascendants or descendants or other closest living relatives of such Participant or beneficiary who demonstrates to the satisfaction of the Administrator the propriety of making such distribution(s). Any payment so made shall be in complete discharge of any liability under the Plan for such payment. The Administrator shall not be required to see to the application of any such distribution made as provided above.

7.8 ELECTIONS, APPLICATIONS, NOTICES

Every designation, election, revocation or notice authorized or required hereunder shall be deemed delivered to the Company or the Administrator as the case may be: (a) on the date it is personally delivered to the Administrator at the Company's executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530 or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Administrator at the offices indicated above. Every such item which is to be delivered to a person or entity designated by the Administrator to perform recordkeeping and other administrative services on behalf of the Plan shall be deemed delivered to such person or entity when it is actually received (either physically or through interactive electronic communication) by such person or entity. Every designation, election, revocation or notice authorized or required hereunder which is to be delivered to a Participant or beneficiary shall be deemed delivered to the Participant or beneficiary: (a) on the date it is


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personally delivered to such individual, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on the Company's records. Any notice required hereunder may be waived by the person entitled thereto.

7.9 COUNTERPARTS

This Plan may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.

7.10 SEVERABILITY

In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan. This Plan shall be construed and enforced as if such illegal or invalid provision had never been contained herein.

7.11 HEADINGS

The headings of Sections of this Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Plan.

7.12 CONSTRUCTION

The masculine gender, where appearing in this Plan, shall be deemed to also include the feminine gender. The singular shall also include the plural, where appropriate.

                                  ARTICLE EIGHT

                                 ADMINISTRATION

8.1 GENERAL ADMINISTRATION

The Administrator shall be charged with the administration of the Plan. The Administrator shall have all such powers as may be necessary to discharge its duties relative to the administration of the Plan, including by way of illustration and not limitation, discretionary authority to interpret and construe the Plan, to determine and decide all questions of fact, and all disputes arising under the Plan including, but not limited to, the eligibility of any employee to participate hereunder, the validity of any election as may be necessary or appropriate hereunder and the right of any Participant or beneficiary to receive payment of all or any portion of a Deferred Compensation Account maintained hereunder. The Administrator shall have all power necessary to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it, in its sole discretion, may from time to time deem advisable. The Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct. The Administrator shall be entitled to conclusively rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. Any individual serving as Administrator shall not


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participate in any action or determination regarding solely his own benefits payable hereunder. Except as provided in Section 8.3, decisions of the Administrator made in good faith shall be final, conclusive and binding upon all parties.

8.2 CLAIMS PROCEDURE

Whenever the Administrator denies, in whole or in part, a claim for benefits filed by any person (hereinafter referred to as a "Claimant"), the Administrator shall transmit a written notice setting forth (i) the specific reasons for the denial of the claim, (ii) references to the specific provisions of the Plan on which the denial is based, (iii) a description of any additional needed material or information and why such material or information is necessary, and (iv) further steps which the Claimant can take in order to have his claim reviewed (including a statement that the Claimant or his duly authorized representative may review the Plan document and submit issues and comments regarding the claim to the Administrator). In addition, the written notice shall contain the date on which the notice was sent and a statement advising the Claimant that, within ninety (90) days of the date on which such notice is received, he may request a review of the Administrator's decision.

8.3 CLAIMS REVIEW

Within ninety (90) days of the date on which the notice of denial of claim is received by the Claimant, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:

      a) the date on which the notice of denial of claim was received by the Claimant;

      b) The date on which the Claimant's request was filed with the Administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this clause (b);

      c) the specific portions of the denial of his claim which the Claimant requests the Administrator to review;

      d) a statement by the Claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made;

      e) whether the Claimant desires a hearing on the claim; and

      f) any written material (included as exhibits) which the Claimant desires the Administrator to examine in its consideration of his position as stated pursuant to clause (d).



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
If the Claimant has requested a hearing on the claim, such hearing shall be held within thirty (30) days after the date determined pursuant to clause (b) hereof. Within sixty (60) days of the date determined pursuant to clause (b) hereof (or, if special circumstances or the request for a hearing require an extension of time, within ninety (90) days of such date), the Administrator shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall deliver its decision to the Claimant in writing. Such written decision shall set forth the specific reasons for the decision, including references to the specific provisions of this Plan which were relied upon. The decision will be final and binding on all persons concerned.

                                  ARTICLE NINE

                       MERGER OF SUPPLEMENTAL 401(k) PLAN

Effective as of December 31, 2000, the Supplemental 401(k) Plan shall be merged into and become a part of this Plan. Each Participant who had earned a benefit under the Supplemental 401(k) Plan as of such date of merger shall have his right to such benefit preserved under the Plan and, for periods on and after January 1, 2001, shall look solely to the terms of the Plan for purposes of determining his rights and responsibilities regarding such benefit.

Executed at Erie, Pennsylvania this 22nd day of December, 2000, effective January 1, 2001.


                                               ERIE INSURANCE GROUP



                                               By: /s/ Stephen A. Milne
                                                  ----------------------------

                                               Title: President and CEO
                                                     -------------------------
ATTEST:

/s/ Douglas F. Ziegler
------------------------------------
Douglas F. Ziegler
Senior V.P., Treasurer and
   Chief Investment Officer


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